As filed with the Securities and Exchange Commission on August 22, 1996

                                                 Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               CRW FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   23-2691986
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)               Identification Number)

                   CRW FINANCIAL, INC. 1995 STOCK OPTION PLAN
                            (Full Title of Each Plan)

                              443 South Gulph Road
                            King of Prussia, PA 19406
                                 (610) 962-5100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                    J. Brian O'Neill, Chief Executive Officer
                              CRW Financial, Inc.
                              443 South Gulph Road
                            King of Prussia, PA 19406
                                 (610) 962-5100

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                   Copies to:

                            Dean M. Schwartz, Esquire
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                           --------------------------


- -------------------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                Proposed maximum        Proposed maximum
                                             Amount to be      offering price per      aggregate offering          Amount of
Title of securities to be registered         registered(1)         share(1)                 price(2)           registration fee
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                  260,000                  $ 2.91            $2,300,400              $793.25
              ----                                                                       ----------              -------

Upon exercise of options under the CRW         15,000                  $ 3.81
Financial, Inc. 1995 Stock Option Plan        215,000                  $ 5.81
("Plan")                                       10,000                  $23.75
- -------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1), for shares issuable upon presently outstanding options granted under the Plan, the price at which such options may be exercised that has been used to determine the registration fee.

(2)  Estimated solely for the purpose of determining the registration fee.








                            ------------------------

                               CRW FINANCIAL, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     As used in this Registration Statement, unless the context otherwise requires, the terms "CRW" and the "Company" mean CRW Financial, Inc. and its subsidiaries.


Item 3.  Incorporation of Documents by Reference.

     The following documents, previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are as of their respective dates, hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

          (a) the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 1995;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

          (c) Current Reports on Form 8-K dated March 14, 1996 and August 21, 1996; and

          (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed May 4, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     The law firm of Stradley, Ronon, Stevens & Young, LLP is rendering its opinion as legal counsel to the Company. Joseph V. Del Raso, a partner in the law firm, has been granted options to purchase a total of 7,500 shares of the Common Stock at an exercise price of $3.81 per share (which was the market price on the date of grant), and has been granted options under the Plan, subject to shareholder approval, to purchase an additional 25,000 shares of the Common Stock at an exercise price of $11.25 per share (which was the market price on the date of grant). At the time of the foregoing option grants, Mr. Del Raso was a Director of the Company. Mr. Del Raso's stock options expire on November 18, 1996.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     CRW's By-laws contain provisions for indemnification of directors, officers, employees and agents which are substantially the same as Section 145 and also permit CRW to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not CRW would have the power to indemnify such person against such liability under the foregoing provision of the CRW By-laws. CRW currently maintains such insurance, although there can be no assurance that CRW will be able to maintain such insurance on reasonable terms.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         (a)      Exhibits:

                  4.1      CRW Financial, Inc. 1995 Stock Option Plan
                  4.2      Amendment to CRW Financial, Inc. 1995 Stock Option
                           Plan
                  5.1      Opinion of Stradley, Ronon, Stevens & Young, LLP
                  23.1 Consent of Stradley, Ronon, Stevens & Young, LLP (contained in Exhibit 5.1)
                  23.2     Consent of Arthur Andersen LLP
                  24.1     Power of Attorney

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)   To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, CRW Financial, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Commonwealth of Pennsylvania, on August 21, 1996.

                                            CRW FINANCIAL, INC.


                                            By: /s/ J. Brian O'Neill
                                               --------------------------------
                                                 J. Brian O'Neill, Chairman of
                                                 the Board and Chief Executive
                                                 Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Brian O'Neill and Jonathan P. Robinson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      Name                           Title                                                Date
                      ----                           -----                                                ----

/s/ J. BRIAN O'NEILL                                 Director, Chairman of the Board and                August 21, 1996
- --------------------------------------------         Chief Executive Officer
             J. Brian O'Neill                        (Principal Executive Officer)


/s/ MARK DeNINO                                      Director                                           August 21, 1996
- --------------------------------------------
                  Mark DeNino



/s/ EUSTACE MITA                                     Director                                           August 21, 1996
- --------------------------------------------
                Eustace Mita



                                                     Director                                           August __, 1996
- --------------------------------------------
                  Bernard Morgan



                                                     Director                                           August __, 1996
- --------------------------------------------
                  Robert N. Verrati



/s/ JONATHAN P. ROBINSON                             Vice President and Chief Financial                 August 21, 1996
- --------------------------------------------         Officer (Principal Financial
            Jonathan P. Robinson                     Officer and Principal Accounting
                                                     Officer)


                                  EXHIBIT INDEX

   Exhibit #                 Description                                         Sequential Page Number
   ---------                 -----------                                         ----------------------
      4.1      CRW Financial, Inc. 1995 Stock Option Plan                  Incorporated by reference from Exhibit
                                                                           10.5 to S-1 Registration Statement No.
                                                                           33-91030 dated April 10, 1995, as
                                                                           amended.
      4.2      Amendment to CRW Financial, Inc. 1995 Stock                 Filed on page 7 herein.
               Option Plan
      5.1      Opinion of Stradley Ronon Stevens & Young, LLP              Filed on page 8 herein.
     23.1      Consent of Stradley Ronon Stevens & Young, LLP              Contained in Exhibit 5.1, filed on page
                                                                           8 herein.
     23.2      Consent of Arthur Andersen, LLP                             Filed on page 11 herein.
     24.1      Power of Attorney                                           Included in signature page on page 5
                                                                           herein.

- ------------------------------